Exhibit 10.3

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, dated January 7, 2021 (the “Agreement”) between Ryan K. Zinke (the “Consultant”), and U.S. Gold Corp., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to engage the Consultant to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. Consulting. The Company hereby retains Consultant, and Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2. Duties of Consultant. During the Consultant Term (as hereinafter defined), Consultant shall provide the Company with such regular and customary capital markets and corporate consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement. It is understood and acknowledged by the parties that the value of Consultant’s advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant’s duties may include but will not necessarily be limited to, providing recommendations concerning the following matters:

-	Investor introductions, strategic introductions to potential industry partners.

-	Assistance with governmental relations including permitting, and coordination with State of Wyoming regulators.

Notwithstanding the foregoing, the services to be rendered by the Consultant to the Company shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly: any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

3. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue for a period of 365 days. The Consultant Term may be extended upon the mutual agreement of the Company and the Consultant.

4. Compensation. In consideration of the services to be rendered by Consultant hereunder, during the Consultant Term the Company agrees compensate the Consultant with an annual fee of $86,000.00 USD (the “Fees”), consisting of shares of the Company’s common stock with a value of $50,000 and a cash payment of $36,000. The Company shall pay the Fee as follows: (i) shares of the Company’s common stock will be issued to the Consultant within five (5) days of the Effective Date based on the closing price of the Company’s common stock on the Effective Date; and (ii) the Company will pay the Consultant $3,000 per month in cash payable [on the first] of each month.

5. Termination. The Company may, in its sole discretion, terminate this Agreement at any time.

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6. Reimbursement. The Company will reimburse the Consultant for all reasonable out- of-pocket expenses incurred in connection with this Agreement; provided that in no event will the aggregate amount of the Fees and such expense reimbursement under this Section 6 exceed $120,000.00 USD within any 12 month period or otherwise disqualify the Consultant as an Independent Director as defined in the Nasdaq Rule 5605(a)(2).

7. Confidential Information. Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information nor divulge nor disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Consulting Term shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

8. Independent Contractor. It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of an independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

9. Consultant’s Services to Others. Nothing contained in this Agreement shall be construed to limit or restrict the Consultant from providing services, whether similar in nature or not, to other entities or individuals. Consultant acknowledges that the Company may hire other consultants to provide services similar to those provided by the Consultant.

10. Conflict of Interest. The Consultant and the Company hereby agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

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11. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

12. Binding Effect; Benefits. None of the parties hereto may assign his or its rights hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered in person; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (c) 1 business day after being mailed with a nationally recognized overnight courier service; or (d) 3 business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :	George Bee President & CEO
U.S. Gold Corp. Suite 102 – Box 604 1910 E Idaho Street
Elko, NV 89801
Email: gb@usgoldcorp.gold

If to the Consultant, to:	Ryan K. Zinke
409 2nd Street West Whitefish MT 59937 Mailing Address:
1292 Las Manos Lane Santa Barbara CA 93109
Email: ryanzinke@yahoo.com

12. Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an agreement in writing signed by the party against whom any amendment or modification is sought.

13. Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of Nevada.

15. Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page(s) to Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

U.S. GOLD CORP.

/s/ George Bee
George Bee President & CEO

CONSULTANT

/s/ Ryan K. Zinke

[Signature Page to Consulting Agreement between U.S. Gold Corp. and Ryan K. Zinke]